UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 7, 2017
(Date of earliest event reported)

Advanced Disposal Services, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, in connection with the sale of Advanced Disposal Services, Inc. (the “Company”) common stock by certain of the Company’s legacy stockholders, including Star Atlantic Waste Holdings, L.P. (“Highstar”), John Miller submitted an offer to resign from his position as director of the Company.  Mr. Miller’s offer to resign was submitted in accordance with the Stockholders Agreement (the “Stockholders Agreement”), dated as of October 12, 2016, among the Company, Highstar, BTG Pactual International Portfolio Fund II SPC, acting on behalf of and for the account of the Segregated Portfolio BTGPH Corp Hedge (“BTG”) and Canada Pension Plan Investment Board. As a result of such sale, Highstar’s respective ownership fell below one of the ownership thresholds specified in the Stockholders Agreement. One of the directors designated by Highstar was required to submit an offer to resign from the Company’s board of directors (the “Board”) within 30 days after the closing of that transaction. Pursuant to the terms of the Stockholders Agreement, Highstar continues to have the right to nominate up to two directors to the Board. Mr. Miller’s offer of resignations did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On December 7, 2017, the Board accepted the resignation of Mr. Miller.  Mr. Miller’s resignation is effective as of December 11, 2017.
A copy of the press release related to the foregoing is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 5.02.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Advanced Disposal Services, Inc., dated December 7, 2017 Announcing Changes to the Board of Directors

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: December 7, 2017

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